UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2000

ZEROS & ONES, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

33-26531LA	88-0241079
(Commission File Number)	(I.R.S. Employer
Identification No.)

1714 16th Street, Santa Monica, CA 90404
(Address of principal executive offices) (Zip Code)

 (310) 399-9901
(Registrant’s telephone number, including area code)

Not Applicable (Former name, former address and former fiscal year, if changed since last report)

Total number of pages in this document: 2

	TABLE OF CONTENTS
		Page

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT	1

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS	1

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP	1

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT	1

ITEM 5.	OTHER EVENTS	1

ITEM 6.	RESIGNATION OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS	2

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS	2

SIGNATURES		2

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT
Not Applicable.

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS
Not Applicable.

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP
Not Applicable.

ITEM 4.	CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT
Not Applicable.

ITEM 5.	OTHER EVENTS

     On October 30, 2000, Zeros & Ones, Inc. initiated litigation against Steve Schklair, former Chief Executive Officer and a former director of the Company.

     The complaint, filed in Los Angeles Superior Court, alleges, among other things, that in connection with Zeros & Ones’ acquisition of Quantum Arts, Inc. in 1999 (of which Mr. Schklair was represented as 100% owner and Chief Executive Officer), Mr. Schklair intentionally or negligently misrepresented to Zeros (i) his ownership interest in Quantum; and (ii) Quantum’s ownership interest in certain stereoscopic 3D technology. The complaint further alleges that following Mr. Schklair’s termination as Chief Executive Officer of Zeros & Ones, he returned to corporate offices without permission and misappropriated certain office equipment, including desktop and laptop computer systems containing confidential corporate files and trade secrets. The Company is seeking to rescind the transaction with Quantum and to recover significant monetary damages against Mr. Schklair.

ITEM 6.	RESIGNATION OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS
Not Applicable.

1

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS
	(a)	Financial Statements of Business Acquired
Not Applicable.
	(b)	Pro Forma Financial Information
Not Applicable.
	(c)	Exhibits
Not Applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZEROS & ONES, INC.

(Registrant)
Date: November 7, 2000
/s/ Robert J. Holtz

Robert J. Holtz, Chief Executive Officer

2